                      CONTRIBUTION AND EXCHANGE AGREEMENT

                                by and between

                    PEGASUS COMMUNICATIONS HOLDINGS, INC.,

                                      and

                          HARRON COMMUNICATIONS CORP.

                       --------------------------------

                           Dated as of May 30, 1996

                       --------------------------------






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                               Table of Contents

ARTICLE I             DEFINITIONS.............................................2
                      1.1     Certain Definitions.............................2
                      1.2     Other Definitions..............................10

ARTICLE II            BASIC TRANSACTION......................................12
                      2.1     Contribution of Assets.  ......................12
                      2.2     Consideration..................................13
                      2.3     Operating Adjustment...........................13
                      2.4     Liabilities....................................15
                      2.5     Closing........................................15
                      2.6     Transactions at Closing........................15

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF HARRON...............16
                      3.1     Organization and Qualification.................16
                      3.2     Authority and Validity.........................17
                      3.3     No Breach or Violation.........................17
                      3.4     Consents and Approvals.........................18
                      3.5     Title to Assets................................18
                      3.6     Intellectual Property..........................18
                      3.7     Compliance with Legal Requirements.............19
                      3.8     Financial Information..........................19
                      3.9     Events Subsequent to 1995......................20
                      3.10    Undisclosed Liabilities........................21
                      3.11    Legal Proceedings..............................21
                      3.12    Taxes Relating to the Business.................21
                      3.13    Employees......................................22
                      3.14    Contracts......................................23
                      3.15    Books and Records; Accounts Receivable.........25
                      3.16    Outstanding Rights.............................25
                      3.17    Insurance......................................25
                      3.18    Disclosure.....................................27
                      3.19    Purchase for Investment........................27
                      3.20    Brokers or Finders.............................28
                      3.21    Certain Payments...............................28
                      3.22    Subscribers....................................28

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PEGASUS..............29
                      4.1     Organization and Qualification.................29
                      4.2     Authority and Validity.........................29
                      4.3     No Breach or Violation.........................30
                      4.4     Consents and Approvals.........................30
                      4.5     Legal Proceedings..............................31
                      4.6     Finders and Brokers............................31



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ARTICLE V             PRE-CLOSING COVENANTS OF HARRON........................31
                      5.1     Additional Information.........................31
                      5.2     Exclusivity....................................32
                      5.3     Continuity and Maintenance of Operations.......32
                      5.4     Consents and Approvals.........................33
                      5.5     Registration Statement.........................34
                      5.6     Collateral Agreements..........................36
                      5.7     Tax Basis......................................36
                      5.8     Notification of Certain Matters................36
                      5.9     Employment.....................................37

ARTICLE VI            PRE-CLOSING COVENANTS OF PEGASUS.......................38
                      6.1     Consents and Approval..........................38
                      6.2     Collateral Agreements..........................38

ARTICLE VII           CONDITIONS PRECEDENT TO OBLIGATIONS OF PEGASUS.........39
                      7.1     Accuracy of Representations....................39
                      7.2     Covenants......................................39
                      7.3     Consents.......................................39
                      7.4     Delivery of Documents..........................40
                      7.5     Registration Statement.........................41
                      7.6     No Material Adverse Change.....................41
                      7.7     No Litigation..................................41
                      7.8     Minimum Subscribers............................42

ARTICLE VIII          CONDITIONS PRECEDENT TO OBLIGATIONS OF HARRON..........42
                      8.1     Accuracy of Representations....................42
                      8.2     Covenants......................................43
                      8.3     Consents.......................................43
                      8.4     Delivery of Documents..........................43
                      8.5     Registration Statement.........................44
                      8.6     PM&C Stock Contribution........................44
                      8.7     Litigation.....................................44

ARTICLE IX            POST-CLOSING COVENANT'S................................45
                      9.1     Transition.....................................45
                      9.2     Transition Arrangement.........................45
                      9.3     Transfer Taxes.................................45
                      9.4     1996 NRTC Patronage............................46

ARTICLE X             TERMINATION............................................46
                      10.1    Events of Termination..........................46
                      10.2    Liabilities in Event of Termination............47
                      10.3    Procedure Upon Termination.....................47



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ARTICLE XI            REMEDIES FOR BREACH OF THIS AGREEMENT..................48
                      11.1    Survival of Representations and Warranties.....48
                      11.2    Indemnification Provisions for
                                     Benefit of Pegasus......................48
                      11.3    Indemnification Provisions for
                                     Benefit of Harron.......................49
                      11.4    Matters Involving Third Parties................50
                      11.5    Determination of Adverse Consequences..........52

ARTICLE XII           MISCELLANEOUS..........................................52
                      12.1    Press Releases and Public Announcements........52
                      12.2    Parties Obligated and Benefited................53
                      12.3    Notices........................................53
                      12.4    Attorneys' Fees................................54
                      12.5    Waiver.........................................54
                      12.6    Headings.......................................55
                      12.7    Choice of Law..................................55
                      12.8    Rights Cumulative..............................55
                      12.9    Further Actions................................55
                      12.10   Time of the Essence............................55
                      12.11   Late Payments..................................56
                      12.12   Counterparts...................................56
                      12.13   Entire Agreement...............................56
                      12.14   Amendments and Waivers.........................56
                      12.15   Construction...................................57
                      12.16   Expenses.......................................57



                                   Exhibits

Exhibit 1                     Service Areas

Exhibit 2                     Joinder Agreement

Exhibit 3                     Stockholders' Agreement

Exhibit 4                     Noncompetition Agreement

                                      iii


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                      CONTRIBUTION AND EXCHANGE AGREEMENT

         This CONTRIBUTION AND EXCHANGE AGREEMENT ("Agreement") is made as of the 30th day of May, 1996, by and between PEGASUS COMMUNICATIONS HOLDINGS, INC. ("Pegasus"), a Delaware corporation, and HARRON COMMUNICATIONS CORP. ("Harron"), a New York corporation. Pegasus and Harron are collectively referred to herein as the "Parties."

                                   RECITALS:

         WHEREAS, Harron is a party to that certain NRTC Distribution Agreement (as defined below) with the National Rural Telecommunications Cooperative ("NRTC"), pursuant to which NRTC has granted to Harron the right to distribute DIRECTV(R) ("DIRECTV") programming offered by DIRECTV, Inc. ("DIRECTV, Inc.") in the zipcode areas of Michigan and Texas identified in
Exhibit 1 ("Service Areas") currently comprising approximately 350,869 primary residences (including 104,282 homes not presently passed by cable);

         WHEREAS, Pegasus is a diversified media and communications holding company which, through an indirect subsidiary, provides DIRECTV services in areas of Connecticut, Massachusetts, New Hampshire and New York;

         WHEREAS, Pegasus and Harron would like to engage in a transaction whereby Pegasus would contribute all of the issued and outstanding Class A Common Stock, representing 95% of the capital stock and 99.5% of the combined voting power ("PM&C Stock"), of Pegasus Media & Communications, Inc. ("PM&C"), a Delaware corporation which is a subsidiary of Pegasus, and Harron would simultaneously contribute the assets of its DIRECTV business, to Pegasus Communications and Media Corporation ("PCC"), a newly-formed Delaware corporation, in

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exchange for Class B Common Stock (as defined below) of PCC in the case of Pegasus, and Class A Common Stock (as defined below) of PCC and cash in the case of Harron;

         WHEREAS, the Parties intend that the contributions by the Parties of property to PCC and the receipt of consideration in exchange therefor be treated in accordance with Section 351 of the Internal Revenue Code of 1986, as amended ("Code"); and

         WHEREAS, simultaneously with the closing of the transactions contemplated by this Agreement, PCC would undertake an initial public offering ("IPO") of Class A Common Stock, not including the Class A Common Stock being issued to Harron, pursuant to a registration statement ("Registration Statement") that would be filed under the Securities Act of 1933, as amended and the rules and regulations thereunder ("Securities Act").

         NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

                  "Accountant" means Coopers & Lybrand.

                  "Accounts Receivable" mean the accounts receivable identified in the Books and Records.

                  "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, assessments, dues, penalties, fines, interest, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees (including court costs, settlement

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costs, legal, accounting, experts' and other fees, costs and expenses).

                  "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person;
(ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "Applicable Rate" means a rate per annum equal to the corporate base rate of interest announced from time to time by Citibank in New York City, plus 3%.

                  "Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Business and in which Harron has any right, title or interest or in which Harron acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the Books and Records of Harron, including the Contracts, Books and Records, Personal Property, Intangibles, Accounts Receivable, Intellectual Property, Inventory and NRTC Patronage Capital.

                  "Assumed Liabilities" mean:

                  (a) Harron's obligations to Subscribers for: (i) Subscriber deposits held by Harron as of the Closing Date and which are refundable, in the amount for which Pegasus receives

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credit under Section 2.3(a); (ii) Subscriber deferred or prepaid income held by Harron as of the Closing Date for services to be rendered by the Business after the Closing Date, in the amount for which Pegasus receives credit under
Section 2.3(a); (iii) the delivery of DIRECTV services to Subscribers of the Business after the Closing Date;

                  (b) obligations accruing and relating to periods after the Closing Date under the NRTC Distribution Agreement; and

                  (c) the Current Liabilities.

         Notwithstanding anything in this Agreement to the contrary, the Assumed Liabilities shall not include: (i) any Liability of Harron or its Affiliates for income, transfer, sales, use and other Taxes arising in connection with the consummation of the transactions contemplated hereby; (ii) any other Liability of Harron or its Affiliates for Taxes; (iii) any Liability of Harron for costs and expenses incurred in connection with this Agreement, the Collateral Agreements or the transactions contemplated hereby or thereby;
(iv) any obligation of Harron under this Agreement or the Collateral Agreements; (v) any Liability of Harron or its Affiliates for current or long-term obligations of Harron (including Current Liabilities) except as otherwise specifically provided in this Agreement; (vi) any Liability of Harron or its Affiliates to employees or independent contractors of Harron whether under any contract, Employee Benefit Plan or otherwise; (vii) any Liability of Harron or its Affiliates relating to civil, criminal and/or administrative cases, proceedings, hearings or investigations, or awards of arbitration tribunals; or (viii) any other Liability of Harron or its Affiliates not specifically included in Assumed Liabilities pursuant to (a),
(b) and (c) above.

                  "Bank Syndicate" means CoreStates Bank, N.A. and The Chase Manhattan Bank (National Association).

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                  "Basis" means any past or present fact, situation,
circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

                  "Books and Records" mean all books and records relating principally to the Business and all portions of or extracts from other Harron or Harron Affiliate's books and records, which portions or extracts relate principally to the Business, including purchase and sale order files, invoices, sales materials and records, customer lists, mailing lists, personnel files, technical data and records, all correspondence with and documents pertaining to NRTC, DIRECTV, DSS Systems, subscribers, suppliers, Governmental Authorities and other third parties, all records evidencing the accounts receivable and a schedule of accounts receivable aging and all other financial records.

                  "Business" means the DIRECTV distribution business conducted by Harron on the date of this Agreement and through the Closing Date pursuant to rights granted under the NRTC Distribution Agreement.

                  "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

                  "Collateral Agreements" mean the Joinder Agreement, Stockholders' Agreement and Noncompetition Agreement.

                  "Class A Common Stock" has the meaning assigned to it in the Joinder Agreement.

                  "Class B Common Stock" has the meaning assigned to it in the Joinder Agreement.

                  "Committed Member Residence" has the meaning assigned to it in the NRTC Distribution Agreement.

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                  "Confidentiality Agreement" means that certain
Confidentiality Agreement dated April 4, 1996 between Pegasus and Harron.

                  "Current Liabilities" mean Liabilities from the operations of the Business incurred in the Ordinary Course which are set forth on the Current Liabilities Schedule (which exclude any liabilities on account of Subscriber deposits and deferred or prepaid income).

                  "Current Liabilities Schedule" means the schedule of Current Liabilities agreed upon by the Parties at least 15 Business Days prior to Closing and attached to this Agreement.

                  "DSS System" means the satellite receiving system for DIRECTV consisting of an eighteen inch satellite antenna dish, an integrated receiver decoder and a remote control.

                  "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan); or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

                  "Encumbrance" means any mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including restrictive covenants, leases and licenses).

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                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Government Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

                  "Harron's Accountant" means Deloitte & Touche, L.L.P.

                  "Harron Credit Facility" means that certain Note Purchase Agreement dated February 15, 1990 between Harron and the Insurance Syndicate, and that certain Credit Agreement dated December 23, 1992 among Harron, the Bank Syndicate and the other banks party thereto, as amended from time to time.

                  "HCG" means Hughes Communications Galaxy, Inc., an affiliate of DIRECTV, Inc.

                  "Insurance Syndicate" means Connecticut General Life Insurance Company, Life Insurance Company of North America and Aetna Life Insurance Company.

                  "Intangibles" mean all accounts, notes and other receivables, claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, rights of recoupment and other intangible assets owned, used or held for use in the Business.

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                  "Intellectual Property" means all of the following that are owned, used or held solely for use in the Business: (i) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof (but specifically excluding the name "Harron," or any variation thereof and Harron's logo) and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (ii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iii) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (iv) all computer software (including data and related documentation); (v) all other proprietary rights; and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

                  "Inventory" means the DSS Systems and other equipment owned by Harron for sale, lease or rent to or use by Subscribers.

                  "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, plan, injunction, judgment, order, decree, ruling, charge or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  "Letter of Intent" means that certain Letter of Intent dated April 4, 1996 between Pegasus and Harron.

                  "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

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                  "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                  "NRTC Distribution Agreement" means any contract, commitment, agreement, instrument or other document pursuant to which NRTC and/or HCG and/or any of their Affiliates has granted Harron rights relating to the marketing and distribution of DIRECTV, including those certain NRTC/Member Agreements for Marketing and Distribution of DBS Services between NRTC and Harron, as amended and supplemented (Contract Numbers 1053 and 1077).

                  "NRTC Patronage Capital" means any equity interest in NRTC allocated to Harron.

                  "Ordinary Course" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Permit" means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Governmental Authority.

                  "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "Personal Property" means the personal property of Harron identified on Schedule 1.1.

                  "Registered Class A Common Stock" means Class A Common Stock that is registered pursuant to the Registration Statement and offered to the public in the IPO.

                  "Representative" means any director, officer, employee, agent, consultant, adviser or other representative of a Person, including legal counsel, accountants and financial advisors.

                  "SEC" means Securities and Exchange Commission.

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                  "Subscriber" means any active DIRECTV subscriber account of the Business, excluding the account of any subscriber who resides outside the Service Areas or is not otherwise a Committed Member Residence.

                  "Subsidiary" means any corporation, limited liability company or partnership whose voting interests are, directly or indirectly, 80 percent or more owned by Harron.

                  "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Termination Date" means September 30, 1996 or a mutually agreeable earlier date.

                  "Underwriters" mean the underwriters of the IPO.

                  "Unregistered Class A Common Stock" means Class A Common Stock that has not been registered pursuant to the Registration Statement and is subject to certain restrictions on resale and distribution under the Securities Act.

         1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the Sections indicated.

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Term                                                                 Section
"Accountant's Report".................................................2.3(b)
"Adjusted Accountant's Report"........................................2.3(b)
"Agreement".........................................................Preamble
"Audited Financial Statements"...........................................3.8
"Cash Consideration"..................................................2.2(a)
"Closing"................................................................2.5
"Closing Date"...........................................................2.5
"Code"..............................................................Recitals
"Consideration"..........................................................2.2
"Contracts".............................................................3.15
"Current Liabilities Adjustment".........................................2.4
"DIRECTV"...........................................................Recitals
"DIRECTV, Inc.".....................................................Recitals
"Final Adjustments Report"............................................2.3(b)
"Financial Statements"...................................................3.8
"Harron"............................................................Preamble
"HSR Act"................................................................3.4
"IPO"...............................................................Recitals
"Joinder Agreement"...................................................5.6(a)
"Lease"..................................................................9.2
"Noncompetition Agreement"............................................5.6(c)

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"NRTC"..............................................................Recitals
"Objection Period"....................................................2.3(b)
"Operating Adjustment"................................................2.3(a)
"Parties"...........................................................Preamble
"PCC"...............................................................Recitals
"PCC's Charter"..........................................................1.1
"Pegasus"...........................................................Preamble
"PM&C"..............................................................Recitals
"PM&C Stock"........................................................Recitals
"Registration Statement"............................................Recitals
"Second Objection Period".............................................2.3(b)
"Securities Act"....................................................Recitals
"Service Areas".....................................................Recitals
"Stock Consideration".................................................2.2(b)
"Stockholders' Agreement..............................................5.6(b)
"Stub Period Financial Statements"....................................5.5(b)
"Survival Period".......................................................11.1
"Transfer"...............................................................5.2

                                  ARTICLE II

                               BASIC TRANSACTION

         2.1 Contribution of Assets. Subject to the terms and conditions of this Agreement, Harron agrees to contribute, transfer, assign, convey and deliver to PCC at Closing, all of Harron's

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right, title and interest in, to and under the Assets, free and clear of all
Encumbrances, for the consideration set forth in Section 2.2 below.

         2.2 Consideration. In exchange for Harron's contribution of the Assets to PCC, Pegasus shall cause PCC to pay to Harron the following consideration ("Consideration"):

                  (a) Cash in an amount equal to $9,931,347 minus the amount of the Current Liabilities ("Cash Consideration"), subject to the Operating Adjustment.

                  (b) The number of shares of Unregistered Class A Common Stock that could be purchased for $19,892,518 at the price at which the Registered Class A Common Stock is first sold to the public in the IPO ("Stock Consideration").

         2.3      Operating Adjustment.

                  (a) The Cash Consideration shall be adjusted as follows ("Operating Adjustment") in accordance with the procedures set forth in
Section 2.3(b):

                            i. Adjustments on a pro rata basis as of the
Closing Date shall be made for all expenses prepaid and deposits made by Harron, all as determined in accordance with GAAP consistently applied, and to reflect the principle that all such expenses and deposits attributable to the Business for the period prior to the Closing Date are for the account of Harron, and all such expenses and deposits attributable to the Business for the period on and after the Closing Date are for the account of PCC.

                            ii. All Subscriber deposits which have not been
applied or refunded as of the Closing Date shall be retained by Harron and shall constitute a corresponding decrease in the Cash Consideration credited to the account of PCC.

                            iii. The difference between accounts receivable
and deferred or prepaid income as of the Closing Date shall constitute (x) if a positive number, a corresponding increase in the Cash Consideration credited to the account of Harron or (y) if a negative number, a corresponding decrease in the Cash Consideration credited to the account of PCC.

                  (b) Within 45 days after Closing, Pegasus shall deliver to Harron a report (the "Final Adjustments Report"), showing in detail the final determination of any Operating Adjustment owed to Harron or PCC, together with any documents substantiating the adjustment set forth in the Final Adjustments Report. Pegasus shall provide Harron with reasonable access to all records that Pegasus has in its possession and that are necessary for Harron to evaluate the Final Adjustments Report. Within 10 days after receipt of the Final Adjustments Report ("Objection Period"), Harron shall give Pegasus written notice of Harron's objections, if any, to the Final Adjustments Report. In the event that Harron notifies Pegasus of objections to the Final Adjustments Report within the Objection Period, the Parties shall immediately instruct the Accountant to make a determination ("Accountant's Report") of the Operating Adjustment within 20 days after delivery of such instructions, whereupon the Accountant shall deliver the Accountant's Report to the Parties. Within 10 days after receipt of the Accountant's Report ("Second Objection Period"), Harron shall give Pegasus written notice of Harron's objections, if any, to the Accountant's Report. In the event that Harron notifies Pegasus of objections to the Accountant's Report, the Parties shall instruct the Accountant to deliberate with Harron's Accountant and make a final and binding determination of the Operating Adjustment acceptable to Harron's Accountant ("Adjusted Accountant's Report"). Within 10 days after (x) the Accountant delivers the Adjusted Accountant's Report to the Parties, (y) expiration of the Second Objection Period without notice of objections from Harron or (z) expiration of the Objection Period without notice of objections from Harron, as applicable, Pegasus shall cause PCC to pay to Harron cash in an amount equal to any Operating Adjustment owed to

Harron, or Harron shall pay to PCC cash in an amount equal to any Operating Adjustment owed to PCC.

         2.4 Liabilities. Subject to the terms and conditions of this Agreement, Pegasus shall cause PCC to assume and become responsible for all of the Assumed Liabilities at Closing. The Parties agree that neither Pegasus, nor PCC, nor any of their Affiliates shall assume, nor shall it be deemed to have assumed, nor shall it pay, perform, discharge or be liable in any manner whatsoever for, nor shall it have any responsibility with respect to any obligation or Liability of the Business or Harron or Harron's Affiliates not included within the definition of Assumed Liabilities.

         2.5 Closing. The Closing of the transactions contemplated by this Agreement and the Collateral Agreements ("Closing") shall take place at the offices of counsel to the IPO's underwriters, or at such other location as the parties may agree, upon the satisfaction or waiver of the conditions precedent to the obligations of the Parties hereunder set forth in Articles VII and VIII (other than those conditions with respect to actions the respective Parties will take at the Closing), or such other date as the Parties may mutually determine ("Closing Date"); provided, however, that the Closing Date shall be not later than the Termination Date.

         2.6      Transactions at Closing.  At the Closing:

                  (a)      Harron shall:

                            i. contribute, transfer, convey, assign and
deliver the Assets to PCC, free and clear of any Encumbrances other than the Assumed Liabilities;

                            ii. deliver to Pegasus and PCC such documents,
instruments and certificates as are required by this Agreement to be delivered by Harron.

                  (b)      Pegasus shall cause PCC to deliver to Harron:

                            i. one or more certificates registered in the name
of Harron and/or one or more of its Subsidiaries representing the Stock Consideration, free and clear of any Encumbrances other than imposed by the Stockholders' Agreement and by law;

                            ii. the Cash Consideration by wire transfer of
immediately available funds to such account or accounts as Harron shall designate to Pegasus prior to the Closing; and

                            iii. such documents, instruments and certificates
as are required by this Agreement to be delivered by Pegasus and PCC.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF HARRON

         Harron hereby represents and warrants to Pegasus that the statements contained in Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Article III).

         3.1 Organization and Qualification. Harron is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with all requisite power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business as it is currently conducted. Harron is duly qualified or licensed to do business and in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a material adverse effect on Harron, the Assets or the Business or on the validity, binding effect or enforceability of this Agreement.

         3.2 Authority and Validity. Harron has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Agreements. The execution and delivery by Harron of, the performance by Harron of its obligations under, and the consummation by Harron of the transactions contemplated by, this Agreement and the Collateral Agreements have been duly authorized by all requisite corporate action of Harron. This Agreement has been duly executed and delivered by Harron and is the legal, valid, and binding obligation of Harron, enforceable against Harron in accordance with its terms. Upon the execution and delivery of the Collateral Agreements by Harron, the Collateral Agreements will be the legal, valid and binding obligations of Harron, enforceable against Harron in accordance with their respective terms.

         3.3 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons recited in the exception to Section 3.4, the execution, delivery and performance by Harron of this Agreement and the Collateral Agreements, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Harron under, or result in the creation or imposition of any Encumbrance upon the Assets or the Business by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of Harron,
(ii) any material contract, agreement, lease, indenture or other instrument to which Harron is a party or by or to which Harron or the Assets may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to Harron or (iv) any Permit of Harron, which in the case of (ii), (iii) or (iv) above would have a material adverse effect on the Assets or the Business or the ability of Harron to perform its obligations under this Agreement or any Collateral Document.

         3.4 Consents and Approvals. Except (i) as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) as required under the NRTC Distribution Agreement, (iii) for the consent of Harron's lenders required under the Harron Credit Facility, and (iv) as set forth in Schedule
3.4 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Harron in connection with the execution, delivery and performance by Harron of this Agreement or any Collateral Agreement or for the consummation by Harron of the transactions contemplated hereby or thereby.

         3.5 Title to Assets. Harron has exclusive, good and marketable title to the Assets, free and clear of any and all Encumbrances of any kind and nature.

         3.6      Intellectual Property.

                  (a) Harron owns or has the right to use, pursuant to license, sublicense, agreement or permission, all Intellectual Property used in the operation of the Business as currently conducted and as currently proposed to be conducted, all of which Intellectual Property is identified on
Schedule 3.6(a). Each item of Intellectual Property owned or used by Harron in the Business immediately prior to the Closing hereunder will be owned or available for use by PCC on identical terms and conditions immediately subsequent to the Closing hereunder. Harron has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses in connection with the Business.

                  (b) To the best of Harron's knowledge, Harron in its operation of the Business has not interfered with, infringed upon, misappropriated or otherwise come into conflict with, and the operation of the Business as currently conducted does not violate or infringe upon, any Intellectual Property rights of third parties, and Harron has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Harron must license or refrain from using any Intellectual Property rights of any third party). To the best knowledge of Harron, no third party has interfered with, infringed upon, appropriated or otherwise come into conflict with any Intellectual Property rights of Harron.

         3.7 Compliance with Legal Requirements. To the best of Harron's knowledge, Harron has operated the Business in compliance in all material respects with all Legal Requirements. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or, to the best of Harron's knowledge, threatened against Harron alleging any failure to so comply and there is no Basis for any claim that such a failure to comply exists.

         3.8 Financial Information. Harron has delivered to Pegasus the following financial statements ("Financial Statements"): (i) audited balance sheets, statements of operations, statements of changes in investment and statements of cash flows for the Business as of and for the fiscal years ended December 31, 1994 and 1995 ("Audited Financial Statements"); and (ii) internally prepared statements of operations for the Business for each month of fiscal years ended December 31, 1994 and 1995 and for January, February and March of fiscal year ending December 31, 1996. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial position, results of operations and cash flows of the Business as of the dates and for the periods indicated, subject in the case of the unaudited Financial Statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

         3.9 Events Subsequent to 1995. Except as set forth on Schedule 3.9, since fiscal year ended December 31, 1995: (i) Harron has not sold, leased, transferred or assigned any assets of the Business, tangible or intangible except in the Ordinary Course; (ii) Harron has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Business and involving more than $1,000 or outside the Ordinary Course; (iii) no third party has accelerated, terminated, modified or canceled any material agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) relating to the Business; (iv) Harron has not imposed or permitted the imposition of any Encumbrance upon any assets of the Business, tangible or intangible; (v) Harron has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions) relating to the Business; (vi) Harron has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations relating to the Business; (vii) Harron has not delayed or postponed the payment of accounts payable and other Liabilities relating to the Business and outside the Ordinary Course; (viii) Harron has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) relating to the Business and involving more than $1,000 or outside the Ordinary Course; (ix) Harron has not granted any license or sublicense of any rights under or with respect to any Intellectual Property used or useful in the Business; (x) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course involving the Business except that is generally known in the industry; and (xi) Harron has not committed to any of the foregoing. Since the fiscal
                                      20
year ended December 31, 1995, there has been no material adverse change in, and no event has occurred which is likely, individually or in the aggregate, to result in any material adverse change in, the operations, assets, prospects or condition (financial or otherwise) of the Business except that is generally known in the industry.

         3.10 Undisclosed Liabilities. To the best of Harron's knowledge, Harron does not have any Liability relating to the Business and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Harron giving rise to any Liability relating to the Business except for: (i) Liabilities set forth on the face of the fiscal year ended 1995 balance sheet in the Audited Financial Statements (rather than in any notes thereto); and (ii) Liabilities set forth in the unaudited Financial Statements for the month of March 1996 that have arisen after fiscal year ended December 31, 1995 in the Ordinary Course (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of any Legal Requirement).

         3.11 Legal Proceedings. Except as set forth on Schedule 3.11, there are no outstanding judgments or orders against or otherwise affecting the Business or the Assets. There is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or threatened and which, if adversely determined, might materially and adversely affect the Business or the Assets or which challenges the validity or propriety of any of the transactions contemplated by this Agreement or the Collateral Documents. To the best of Harron's knowledge, there is no Basis upon which any such action, suit, proceeding or investigation could be brought or initiated.

         3.12 Taxes Relating to the Business. Harron has duly and timely filed in proper form all Tax Returns for all Taxes relating to the Business required to be filed with the appropriate

Governmental Authority. All Taxes due and payable by Harron (or claimed to be due and payable) relating to the Business have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or if filed, regardless whether such Tax Returns are deficient), except such amounts as are being contested diligently and in good faith and are not in the aggregate material and for which Harron has adequately reserved on the Audited Financial Statements. There are no pending Tax audits, claims or proceedings relating to the Assets or the Business and income therefrom.

         3.13     Employees.

                  (a) Schedule 3.13 contains a complete and correct list of names and positions of all employees of Harron engaged principally in the Business and their current hourly wages or monthly salaries and other compensation. No Affiliate of Harron has any material financial interest, direct or indirect, in any supplier or other outside business which has engaged in business transactions with the Business.

                  (b) Harron has complied with all Legal Requirements relating to the employment of labor for the Business, including ERISA, continuation coverage requirements with respect to group health plans, and those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of social security and other Taxes, and the Business is not liable for any arrearages of wages or any Taxes for failure to comply with any of the foregoing.

                  (c) With respect to employees who provide services to the Business:

                            i. Harron is not a Party to or is bound by any
collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

                            ii. Harron has not committed any unfair labor
practices.

                            iii. Harron has not recognized or agreed to
recognize and is not required to recognize any union or other collective bargaining unit.

                            iv. No union or other collective bargaining unit
has been certified as representing any of Harron's employees, nor has Harron received any requests from any party for recognition as a representative of employees for collective bargaining purposes.

                            v. To Harron's best knowledge, no employees are
engaged in any organizing activity with respect to any labor organization.

                            vi. Harron has no employment agreements of any
kind, oral or written, express or implied, that would require Pegasus or any Affiliate of Pegasus to employ any Person after the Closing Date.

         3.14 Contracts. Schedule 3.14 contains a true, correct and complete list of each contract agreement or commitment, whether written or oral, relating principally to the Business ("Contracts"), including:

                            i. the NRTC Distribution Agreement;

                            ii. any agreement (or group of related agreements)
for the lease or rental of personal property to or from any Person (including any form of lease or rental agreements for DSS Systems accompanied by an itemized list of the Subscribers who are parties to such agreements and the expiration dates of such agreements);

                            iii. any agreement (or group of related
agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services (including any forms of agreement or purchase order relating to the sale of DSS Systems or the sale of DIRECTV services) but excluding the agreement among Harron and its Affiliates relating to the allocation of corporate overhead;

                            iv. any agreement concerning a partnership or
joint venture;

                            v. any agreement (or group of related agreements)
under which Harron has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which Harron has imposed an Encumbrance (excluding the Harron Credit Facility);

                            vi. any agreement concerning confidentiality or
noncompetition;

                            vii. any agreement involving any officer, director
or shareholder of Harron;

                            viii. any agreement for the employment of any
individual on a full-time, part-time, consulting or other basis;

                            ix. any agreement relating to the services of
sales representatives, agents and other independent contractors (including agreements relating to the installation of DSS Systems);

                            x. any agreement under which Harron has advanced
or loaned any amount to any employees or any of Harron's current or former directors, officers or shareholders;

                            xi. any agreement under which the consequences of
a default or termination could have a material adverse effect on the financial condition, operations, results of operations or future prospects of the Business;

                            xii. any other agreement (or group of related
agreements) the performance of which involves consideration in excess of $1,000.

                  Harron has delivered to Pegasus a correct and complete copy of each written agreement listed on Schedule 3.14 and a written summary setting forth the terms and conditions of each oral agreement listed therein. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         3.15 Books and Records; Accounts Receivable. Schedule 3.15 briefly identifies and describes all of the Books and Records. The Books and Records accurately and fairly represent the Business and its results of operations in all material respects. All Accounts Receivable and Inventory of the Business are reflected properly on such Books and Records. The Accounts Receivable are valid receivables subject to no setoffs or counterclaims and are current and collectible, and will be collected in accordance with their terms at their recorded amounts.

         3.16 Outstanding Rights. Except for this Agreement, there is no agreement to which Harron is a party or is otherwise bound relating to the direct or indirect sale of all or substantially all the Assets, the direct or indirect transfer of the Business or a merger or consolidation of Harron with or into any entity or the sale of all or the controlling portion of Harron's capital stock.

         3.17 Insurance. Schedule 3.17 sets forth the following information with respect to each insurance policy relating to the Business (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Harron has been a party, a named insured, or otherwise the beneficiary of coverage at any time:

                            i. the name, address, and telephone number of the
agent;

                            ii. the name of the insurer, the name of the
policyholder and the name of each covered insured;

                            iii. the policy number and the period of coverage;

                            iv. the scope (including an indication of whether
the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                            v. a description of any retroactive premium
adjustments or other loss-sharing arrangements.

                  With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) to the best of Harron's knowledge, neither Harron nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (C) to the best of Harron's knowledge, no party to the policy has repudiated any provision thereof. The Business and the Assets have been covered since the beginning of Business operations in scope and amount customary and reasonable for such a business and in the case of workers' compensation coverage, in scope and amount required by applicable Legal Requirements. Schedule 3.17 describes any self-insurance arrangements (other than medical coverage) affecting the Assets or the Business. Schedule 3.17 also sets forth each insurance claim (other than medical claims) made or loss incurred relating to the Business pursuant to property, casualty, liability, workers' compensation and bond and surety policies and, except as indicated therein, no such claim is outstanding.

         3.18 Disclosure. No representation or warranty of Harron in this Agreement or the Collateral Agreements and no statement in any certificate, report, instrument, list or other document furnished or to be furnished by Harron pursuant to this Agreement or the Collateral Agreements or in connection with the transactions contemplated hereby or thereby, contained, contains or will contain on the date such agreement, certificate, report, instrument, list or other document was or is delivered, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor will any such representation or warranty or statement contain on the Closing Date any untrue statement of a material fact or omit on the Closing Date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There is no fact known to Harron and not disclosed in this Agreement that is not applicable to or known by Pegasus and the other NRTC members providing DIRECTV services and which fact materially or adversely affects or may in the future materially or adversely affect, the Business or the Assets.

         3.19 Purchase for Investment. Harron acknowledges that Pegasus has provided Harron and its advisors with access to the books, records, facilities and personnel of PCC and its direct and indirect subsidiaries in order for Harron to investigate the business, affairs and properties of PCC and make an informed business decision about entering into this Agreement. Harron represents that it is an "accredited investor," as such term is defined in Rule 501 of Regulation D under the Securities Act, and that it is acquiring the Stock Consideration for its own account for investment and not with a view to the resale or distribution of, and agrees that it will not sell or transfer, the Stock Consideration in violation of the Securities Act or the Stockholders' Agreement.

         3.20 Brokers or Finders. Except as otherwise disclosed in writing by Harron to Pegasus on or before the date hereof, no broker or finder has acted directly or indirectly for Harron in connection with the transactions contemplated by this Agreement and the Collateral Agreements, and Harron has incurred no obligation to pay any brokerage or finder's fee or other commission in connection therewith.

         3.21 Certain Payments. Neither Harron nor any Representative of Harron has directly or indirectly, on behalf of or for the purpose of assisting the Business, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other similar payments to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to pay for favorable treatment for business secured, to obtain special concessions or for special concessions already obtained, or in violation of any Legal Requirement, nor has any such person established or maintained any fund or asset that has not been recorded in the Books and Records.

         3.22 Subscribers. Harron has never intentionally solicited, nor has Harron intentionally encouraged any Harron Representative or any other Person to solicit, nor has Harron employed any scheme or device for the purpose of encouraging, nor has Harron encouraged any Harron Representative or any other Person to employ any scheme or device for the purpose of encouraging, Persons residing outside the Service Areas or Persons who would not be deemed Committed Member Residences to become subscribers of the DIRECTV service offered by the Business.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PEGASUS

         Pegasus represents and warrants to Harron that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

         4.1 Organization and Qualification. Pegasus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and use its assets and to conduct its business as it is currently conducted. Pegasus is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on Pegasus or on the validity, binding effect or enforceability of this Agreement.

         4.2 Authority and Validity. Pegasus has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Agreements. The execution and delivery by Pegasus of, the performance by Pegasus of its obligations under, and the consummation by Pegasus of the transactions contemplated by, this Agreement and the Collateral Agreements have been duly authorized by all requisite corporate action of Pegasus. This Agreement has been duly executed and delivered by Pegasus and is the legal, valid and binding obligation of Pegasus, enforceable against Pegasus in accordance with its terms. Upon execution and delivery of the Collateral

Agreements by Pegasus, the Collateral Agreements will be the legal, valid and binding obligations of Pegasus, enforceable against Pegasus in accordance with their respective terms.

         4.3 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Governmental Authorities and Persons recited in the exception to Section 4.4, the execution, delivery and performance by Pegasus of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Pegasus under, or result in the creation or imposition of any Encumbrance upon the property of Pegasus by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of Pegasus,
(ii) any material contract, agreement, lease, indenture or other instrument to which Pegasus is a party or by or to which Pegasus or its property may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to Pegasus or (iv) any Permit of Pegasus, which in the case of (ii), (iii) or (iv) above would have a material adverse effect on the business or financial condition of Pegasus as a whole or the ability of Pegasus to perform its obligations under this Agreement or any Collateral Agreement.

         4.4 Consents and Approvals. Except (i) as required under the HSR Act,
(ii) as required under the NRTC Distribution Agreement, (iii) as required under the Securities Act and the Exchange Act, and (iv) as set forth in
Schedule 4.4 hereto, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by Pegasus in connection with the execution, delivery and performance by Pegasus of this Agreement or any Collateral Agreements or for the consummation by Pegasus of the transactions contemplated hereby and thereby.

         4.5 Legal Proceedings. There is no action, suit, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of Pegasus, threatened against Pegasus and that challenges the validity or propriety of, or may prevent or delay, any of the transactions contemplated by this Agreement or the Collateral Agreements.

         4.6 Finders and Brokers. Except as otherwise disclosed in writing by Pegasus to Harron on or before the date hereof, no broker or finder has acted directly or indirectly for Pegasus in connection with the transactions contemplated by this Agreement and the Collateral Agreements, and Pegasus has incurred no obligation to pay any brokerage or finder's fee or other commission in connection therewith.

                                   ARTICLE V

                        PRE-CLOSING COVENANTS OF HARRON

         Harron covenants and agrees, from and after the execution and delivery of this Agreement to and including the Closing Date (except if another time period is specified below), as follows:

         5.1 Additional Information. Harron shall provide to Pegasus and its Representatives (i) full and free access to all of the Assets and (ii) such financial, operating and other documents, data and information relating to the Business and the Assets as Pegasus may reasonably request. Harron shall take all action necessary to enable Pegasus and its Representatives to discuss the Assets and Business with Harron's executives, employees, independent accountants, and counsel who provide services to the Business. Notwithstanding any investigation that Pegasus may conduct of the Business and the Assets, Pegasus may fully rely on Harron's representations, warranties, covenants and indemnities set forth in this Agreement, the Collateral Agreements and any documents,
                                      31
instruments or certificates delivered thereunder, which will not be waived or affected by or as a result of such investigation.

         5.2 Exclusivity. Harron shall not: (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the direct or indirect acquisition of any of the Assets by means of any extraordinary transaction, including a reorganization involving the Assets ("Transfer"); or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek a Transfer. Harron shall provide to Pegasus copies of any written proposals, offers or inquiries with respect to the sale, disposition or other transfer of the Assets received by Harron after the execution of the Letter of Intent.

         5.3      Continuity and Maintenance of Operations.

                  (a) Harron shall: (i) use its best efforts to comply with all Legal Requirements relating to the Business; (ii) fulfill all of its obligations under and maintain in full force and effect all Contracts, including the NRTC Distribution Agreement, and shall not, without the prior written consent of Pegasus, alter, modify or amend any of the foregoing; (iii) use its best efforts consistent with past practice, in consultation with Pegasus and its Affiliates, to promote the financial success of the Business and promptly notify Pegasus of any material change in the prospects or condition (financial or otherwise) of the Business; and (iv) use its best efforts consistent with past practice to promote, develop and preserve its relationships with the NRTC, DSS retailers, participating cooperatives and its present employees as well as the goodwill of its suppliers, customers and others having business relations with it, and promptly notify Pegasus of any material change in its relationship with any such Person. Without limiting the generality of the foregoing, Harron shall maintain the Assets in good order, condition and repair, shall maintain insurance relating to the

Business as in effect on the date of this Agreement and shall keep and maintain all of the Books and Records in the Ordinary Course. Other than in the Ordinary Course, Harron shall not itself pay or credit in any way any Subscriber accounts receivable prior to the Closing Date, and shall not permit any of its agents or employees, or any officers, directors or shareholders of Harron, to do so either. Harron shall continue to enforce its procedures for disconnection and discontinuance of service to Subscribers whose accounts are delinquent in accordance with those procedures in effect on the date of this Agreement.

                  (b) Harron shall not, without the prior written consent of
Pegasus: (i) change the rates charged for the Economy Basic programming package or deviate from DIRECTV national programming packages or rates; (ii) sell, lease, transfer, convey or assign any of the Assets (or enter into any contract to do any of the foregoing) or permit the creation of any Encumbrance on any of the Assets; (iii) permit the amendment or cancellation of the NRTC Distribution Agreement or any other Contract; or (iv) enter into any contract, commitment or agreement or incur any indebtedness or other liability or obligation of any kind relating to the Business involving an expenditure in excess of $1,000;

                  (c) Harron shall not take or omit to take any action that would cause Harron to be in breach of any of its representations or warranties in this Agreement.

         5.4      Consents and Approvals.

                  (a) Within three Business Days after the date hereof, Harron shall use its best efforts to obtain any necessary consent of its lenders required under the Harron Credit Facility in connection with the execution, delivery and performance by Harron of this Agreement and any Collateral Agreement. Prior to the filing of the Registration Statement with the Securities and Exchange Commission, Harron shall deliver to Pegasus a letter signed by an executive officer of

Harron to the effect that (i) the Insurance Syndicate has indicated that it will consent to the transactions contemplated by this Agreement or such consent is not required under the Harron Credit Facility and (ii) the Bank Syndicate has indicated that it will consent to the transactions contemplated by this Agreement and will recommend that other banks party to the Harron Credit Facility consent thereto.

                  (b) As soon as practicable after execution of this Agreement, Harron shall use its best efforts to obtain any other necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Governmental Authority or Person as is required to be obtained, made or given by Harron to consummate the transactions contemplated by this Agreement and the Collateral Agreements, including, without limitation: (i) filings required by the HSR Act; (ii) consents required under the NRTC Agreement; and (iii) any authorizations, consents, approvals, actions, filings or notices set forth in Schedule 3.4.

                  (c) Harron shall cooperate with Pegasus in providing such information and reasonable assistance as may be required in connection with the obligations of Pegasus under Section 6.1.

         5.5      Registration Statement.

                  (a) Harron shall, promptly after execution of this Agreement, provide such information and documents to Pegasus and its Affiliates concerning the Business as may be reasonably required or appropriate for inclusion in the Registration Statement and any other filing, notification or report required to be made by Pegasus or any Affiliate under the Securities Act or the Exchange Act; and shall cause its counsel and independent accountants to cooperate with Pegasus and its Affiliates and their counsel and independent accountants in the preparation of the Registration Statement and such other filings, notifications and reports (including delivery of the consent of Harron's independent accountants to the inclusion in the Registration Statement of such accountant's report accompanying the Audited Financial Statements). Harron shall, and shall cause its counsel and independent accountants to, cooperate with and provide information and documents reasonably requested by the Underwriters and Underwriters' counsel in connection with the IPO (including the delivery of the comfort letter of independent accountants required by Section 5.5(b)). Harron represents and warrants to Pegasus that all information and documents provided by Harron for inclusion in the Registration Statement and any other filing, notification or report required to be made by Pegasus or any Affiliate under the Securities Act or the Exchange Act will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (b) Not later than May 20, 1996, Harron shall deliver to Pegasus unaudited balance sheets, statements of operations, statements of changes in investment and statements of cash flows for the Business as of and for the three month periods ended March 31, 1995 and 1996 (in comparative format), to be included in the Registration Statement ("Stub Period Financial Statements"). The Stub Period Financial Statements shall be prepared in accordance with GAAP on a basis consistent with the Audited Financial Statements. Harron shall use its best efforts to cause its independent accountants to deliver to the Underwriters a comfort letter acceptable to the Underwriters and Underwriters' counsel with respect to the Stub Period Financial Statements.

                  (c) As soon as practicable after each month end, Harron shall deliver to Pegasus Harron's internally prepared monthly statements of operations for the Business for the period April 1996 through the Closing Date.

         5.6      Collateral Agreements.  On the Closing Date:

                  (a) Harron shall execute and deliver the Joinder Agreement substantially in the form attached hereto as Exhibit 2 ("Joinder Agreement");

                  (b) Harron shall execute and deliver the Stockholders' Agreement substantially in the form attached hereto as Exhibit 3
("Stockholders Agreement"); and

                  (c) Harron shall execute and deliver the Noncompetition Agreement substantially in the form attached hereto as Exhibit 4
("Noncompetition Agreement").

         5.7 Tax Basis. Prior to Closing, Harron shall deliver to Pegasus a statement certified as true and correct by the Chief Financial Officer of Harron, setting forth (i) Harron's tax basis in the Assets and (ii) the gain that will be recognized by Harron upon Closing on account of the Cash Consideration, accompanied by such supporting documentation as Pegasus may reasonably request, including Harron's determination on an asset by asset basis of gain that will be recognized.

         5.8 Notification of Certain Matters. Harron shall promptly provide to Pegasus copies of any notices from or correspondence from and to the NRTC or DIRECTV, Inc. or any Affiliates of DIRECTV, Inc. Harron shall also promptly notify Pegasus of any fact, event, circumstance or action that, if known on the date of this Agreement, would have been required to be disclosed to Pegasus pursuant to this Agreement or the existence or occurrence of which would cause any of Harron's representations or warranties under this Agreement not to be correct and/or complete. In addition, Harron shall give prompt written notice to Pegasus of any material adverse development causing a breach of any of Harron's representations and warranties in Article III. No disclosure by Harron pursuant to this Section 5.8, however, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by Harron.

         5.9      Employment.

                  (a) Harron acknowledges that PCC will offer employment to the individuals identified on Schedule 5.9 and agrees that any such individual who accepts such offer shall be transferred to and become an employee of PCC effective as of the Closing ("Transferred Employee"). Harron further agrees that neither PCC nor any Affiliate of PCC shall have any obligation to offer employment to any other employee of Harron or to continue the employment of any Transferred Employee following the Closing. Harron shall be solely responsible for all liabilities and obligations, including any severance pay, accrued salary, vacation pay and any benefits or other obligations, created or owing as a consequence of any employee's termination of employment with Harron or prior employment with Harron (whether by agreement, policy or by law).

                  (b) The benefits under any Employee Pension Benefit Plan maintained by Harron which have accrued to any Transferred Employee as of the Closing Date shall be frozen as of the Closing Date, and no further benefits shall accrue under any such Employee Pension Benefit Plan with respect to such Transferred Employee.

                  (c) All claims of any Transferred Employee for health care and other welfare benefits incurred through the day prior to Closing shall be the responsibility of Harron's plans and all such claims of any Transferred Employee incurred at or after the Closing shall be the responsibility of PCC's plans to the extent that any such Transferred Employee is eligible to participate in PCC's plans. Harron shall remain responsible for any worker's compensation claim of any Transferred Employee that relates to an injury sustained prior to the Closing.

                  (d) Harron shall be responsible for all health continuation coverage requirements of the Code and ERISA relating to Transferred Employees for all periods prior to the Closing. PCC shall be responsible for all health continuation coverage requirements of the Code and ERISA relating to Transferred Employees for all periods subsequent to the Closing.

                                  ARTICLE VI

                       PRE-CLOSING COVENANTS OF PEGASUS

         Pegasus covenants and agrees as follows:
         6.1      Consents and Approval.

                  (a) As soon as practicable after execution of this Agreement, Pegasus shall, and shall cause PCC, to use its best efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Governmental Authority or Person as is required to be obtained, made or given by Pegasus and PCC to consummate the transactions contemplated by this Agreement and the Collateral Agreements, including without limitation: (i) filings required by the HSR Act;
(ii) consents required under the NRTC Agreement; and (iii) any authorizations, consents, approvals, actions, filings or notices set forth in Schedule 4.4. Notwithstanding anything in this Section 6.1 to the contrary, Pegasus shall not be required to agree to any amendments, modifications or changes in, the waiver of any terms or conditions of, or the imposition of any condition to the transfer to Pegasus of, the NRTC Distribution Agreement in order to obtain the consents required under the NRTC Distribution Agreement.

                  (b) Pegasus shall cooperate with Harron in providing such information and reasonable assistance as may be required in connection with Harron's obligations under Section 5.4(a) and (b).

         6.2      Collateral Agreements.  On the Closing Date:

                  (a) Pegasus shall, and shall cause PCC to, execute and deliver the Joinder Agreement.

                  (b) Pegasus shall, and shall cause PCC to, execute and deliver the Stockholders' Agreement.

                  (c) Pegasus shall, and shall cause PCC to, execute and deliver the Noncompetition Agreement.

                                  ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PEGASUS

         All obligations of Pegasus under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that Pegasus may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part:

         7.1 Accuracy of Representations. All representations and warranties of Harron contained in this Agreement, the Collateral Agreements and any other document, instrument or certificate delivered by Harron at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date. Harron shall have delivered to Pegasus a certificate dated the Closing Date to the foregoing effect.

         7.2 Covenants. Harron shall, in all material respects, have performed and complied with each of the covenants, obligations, conditions and agreements contained in this Agreement that are to be performed or complied with by it at or prior to Closing. Harron shall have delivered to Pegasus a certificate dated the Closing Date to the foregoing effect.

         7.3      Consents.

                  (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any

Governmental Authority or Person as provided in Sections 5.4(a) and (b) shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by Applicable Law or any Governmental Authority in connection with such transactions (including, without limitation, pursuant to the HSR Act) shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a material adverse effect on the Assets or the Business or the ability of Harron to consummate the transactions contemplated by this Agreement and the Collateral Agreements.

                  (b) Notwithstanding the foregoing, this condition precedent shall not have been satisfied if any consent, approval, authorization or order obtained in connection with the transactions contemplated by this Agreement and the Collateral Agreements has been conditioned upon the amendment, modification, cancellation or termination of, or waiver of any term or condition of, any contract, commitment or agreement, or imposes upon PCC any condition or requirement not now imposed upon Harron.

                  (c) Pegasus shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in paragraph (a) above.

         7.4 Delivery of Documents. Harron shall have executed and delivered to Pegasus the following documents:

                            i. Joinder Agreement.

                            ii. Stockholders' Agreement.

                            iii. Noncompetition Agreement.

                            iv. Bill of Sale and Assignment.

                            v. Opinion of Lamb Windle & McErlane, P.C.,
counsel to Harron, dated the Closing Date, addressed to Pegasus, in form and substance reasonably satisfactory to Pegasus and its counsel.

                            vi. Such other documents and instruments as
Pegasus may reasonably request: (A) to evidence the contribution, assignment, conveyance and transfer to PCC of all of Harron's right, title and interest in, to and under the Assets; (B) to evidence the accuracy of Harron's representations and warranties under this Agreement, the Collateral Agreements and any documents, instruments or certificates required to be delivered thereunder; (C) to evidence the performance by Harron of, or the compliance by Harron with, any covenant, obligation, condition and agreement to be performed or complied with by Harron under this Agreement and the Collateral Agreements; or (D) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Agreements.

         7.5 Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued and PCC shall have completed the IPO.

         7.6 No Material Adverse Change. There shall have been no material adverse change in the Assets or in the condition (financial or otherwise) of the Business since the date hereof.

         7.7 No Litigation. No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, that would: (i) prohibit or adversely affect PCC's ownership or operation of all or a material portion of the Business or the Assets or otherwise materially impair the ability of Pegasus and PCC to realize the benefits of the transactions contemplated by this Agreement and the Collateral Agreements; (ii) compel PCC to dispose of or hold separate all or a material portion of the Business or the Assets as a result of any of the transactions contemplated by this Agreement and the Collateral Agreements;
(iii) prevent or make illegal the consummation of any transactions contemplated by this Agreement and the Collateral Agreements; or (iv) cause any of the transactions contemplated by this Agreement and the Collateral Agreements to be rescinded following consummation.

         7.8 Minimum Subscribers. As of the Closing Date, the Business shall have total Subscribers of not less than 7,500, as evidenced by such Harron documentation as Pegasus may request.

                                 ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF HARRON

         All obligations of Harron under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that Harron may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

         8.1 Accuracy of Representations. All representations and warranties of Pegasus and PCC contained in this Agreement and the Collateral Agreements shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date. Pegasus and PCC shall have delivered to Harron a certificate dated the Closing Date to the foregoing effect.

         8.2 Covenants. Pegasus shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Agreements and required by this Agreement and the Collateral Agreements to be performed or complied with by Pegasus at or prior to Closing. Pegasus shall have delivered to Harron a certificate dated the Closing Date to the foregoing effect.

         8.3 Consents. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Governmental Authority or Person as provided in Section 6.1(a) shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law or any Governmental Authority in connection with such transactions (including, without limitation, pursuant to the HSR Act) shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a material adverse effect on the Assets or the ability of Pegasus to consummate the transactions contemplated by this Agreement and the Collateral Agreements. Harron shall have been furnished with the appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices.

         8.4 Delivery of Documents. Pegasus shall have executed and delivered, and shall have caused PCC to execute and deliver, to Harron the following documents:

                            i. Joinder Agreement.

                            ii. Stockholders' Agreement.

                            iii. Opinions of Lodge & Company and/or Drinker
Biddle & Reath, counsel to Pegasus and PCC, dated the Closing Date, addressed to Harron, in form and substance reasonably satisfactory to Harron and its counsel.

                            iv. Such other documents and instruments as Harron
may reasonably request: (A) to evidence assumption of the Assumed Liabilities;
(B) to evidence the accuracy of the representations and warranties of Pegasus under this Agreement and the Collateral Agreements and any documents, instruments or certificates required to be delivered thereunder; (C) to evidence the performance by Pegasus of, or the compliance by Pegasus with, any covenant, obligation, condition and agreement to be performed or complied with by Pegasus under this Agreement and the Collateral Agreements; or (D) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Agreements.

         8.5 Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and PCC shall have completed the IPO.

         8.6 PM&C Stock Contribution. Pegasus shall have contributed the PM&C Stock to PCC.

         8.7 Litigation. No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Agreements by any Governmental Authority, that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Agreements; or (ii) cause any of the transactions contemplated by this Agreement and the Collateral Agreements to be rescinded following consummation.

                                  ARTICLE IX

                            POST-CLOSING COVENANT'S

         The Parties agree as follows with respect to the period following
Closing:

         9.1 Transition. Harron shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, Subscriber, supplier or other business associate of Harron or the Business from maintaining the same business relationships with PCC after Closing as it maintained with Harron prior to Closing. Harron shall refer all Subscriber inquiries relating to the Business to Pegasus from and after Closing.

         9.2 Transition Arrangement. Pegasus may elect to cause PCC to lease and make use of, by giving notice to Harron at Closing, and upon such election Harron shall lease and make available to PCC, the following: (i) the office space presently used by Harron to operate the Business, as described on
Schedule 9.2; (ii) the equipment presently shared by the Business and other Harron businesses, which is identified on Schedule 9.2; and (iii) the services of Ellen S. McGathy, who presently serves as Business manager ("Transition Arrangement"). The Transition Arrangement shall commence on the Closing Date and terminate on the 150th day after the Closing Date, unless earlier terminated by PCC upon prior written notice to Harron. In consideration for the Transition Arrangement, Pegasus shall cause PCC to pay to Harron $100 per month during the term of the Transition Arrangement.

         9.3 Transfer Taxes. Harron and Pegasus shall each pay one-half of any sales, use, transfer, excise, documentary or license taxes or fees imposed by any Governmental Authority with respect to the transfer of any of the Assets pursuant to this Agreement and the Collateral Agreements.

         9.4 1996 NRTC Patronage. The Parties agree that the NRTC's 1996 patronage allocation on account of the NRTC Distribution Agreement shall be apportioned as follows:

                  (a) Any cash shall be apportioned pro rata between Harron and Pegasus based on the number of calendar days in 1996 that each Party owns right, title and interest in and to the NRTC Distribution Agreement.

                  (b) Pegasus shall be entitled to all NRTC Patronage Capital.

                                   ARTICLE X

                                  TERMINATION

         10.1 Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to Closing as provided below or elsewhere in this Agreement and the Collateral
Agreements:

                  (a) Pegasus and Harron may terminate this Agreement by mutual written consent at any time prior to Closing.

                  (b) Pegasus may terminate this Agreement by giving written notice to Harron at any time prior to Closing:

                            i. if Harron has breached any material
representation, warranty or covenant contained in this Agreement in any material respect, Pegasus has notified Harron of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or

                            ii. if Closing shall not have occurred on or
before the Termination Date by reason of the failure of any condition precedent under Article VII (unless the failure results primarily from Pegasus itself breaching any representation, warranty or covenant contained in this Agreement).

                  (c) Harron may terminate this Agreement by giving written notice to Pegasus at any time prior to Closing:

                            i. if Pegasus has breached any material
representation, warranty or covenant contained in this Agreement in any material respect, Harron has notified Pegasus of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or

                            ii. if Closing shall not have occurred on or
before the Termination Date by reason of the failure of any condition precedent under Article VIII hereof (unless the failure results primarily from Harron itself breaching any representation, warranty or covenant contained in this Agreement).

         10.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any Party based on or arising from a breach or default by such Party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement.

         10.3 Procedure Upon Termination. If this Agreement is terminated by Pegasus or Harron pursuant to this Article X, notice of such termination shall promptly be given by the terminating Party to the other Party.

                                  ARTICLE XI

                     REMEDIES FOR BREACH OF THIS AGREEMENT

         11.1 Survival of Representations and Warranties. All of the representations and warranties of Pegasus and Harron contained in this Agreement, the Collateral Agreements and other documents, instruments and certifications required to be delivered hereunder and thereunder shall survive Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter. The period of survival of the representations and warranties prescribed by this Section 11.1 is referred to as the "Survival Period." The liabilities of Pegasus and Harron under their respective representations and warranties will expire as of the expiration of the Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by Pegasus in a written notice to Harron before such expiration or about which Harron has given Pegasus written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of Pegasus and Harron in this Agreement, the Collateral Agreements and in the other documents, instruments and certificates required to be delivered by Harron or Pegasus hereunder and thereunder shall survive Closing and shall continue in full force and effect as provided in Section 11.2(b) and Section 11.3(b).

         11.2     Indemnification Provisions for Benefit of Pegasus.

                  (a) If Harron breaches (or if any third party alleges facts that, if true, would mean Harron has breached) any of its representations and warranties contained in this Agreement or the Collateral Agreements and if Pegasus makes a written claim for indemnification against Harron within the Survival Period, then Harron shall indemnify, defend and hold harmless Pegasus and its Affiliates and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against any Adverse Consequences that any such Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that any such Person may suffer after the end of the Survival Period) resulting from, arising out of, relating to or caused by the breach (or the alleged breach).

                  (b) Harron agrees to indemnify Pegasus and its Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following: (i) any breach of any covenant, agreement or obligation of Harron contained in this Agreement or the Collateral Agreements; (ii) any act or omission of Harron with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Date, without regard to whether a claim with respect to such matter is asserted before or after the Closing Date; (iii) any Liability of Harron or the Business that is not an Assumed Liability; (iv) any Liability of Pegasus arising by operation of law as a consequence of the Closing (including under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability or under any fraudulent conveyance law of any jurisdiction) that is not an Assumed Liability; and (v) any Liability for Taxes attributable to the use, ownership or operation of the Assets by Harron or the Business relating to periods prior to Closing. Harron's obligations under this Section 11.2(b) shall expire at the end of three years after the Closing Date.

         11.3     Indemnification Provisions for Benefit of Harron.

                  (a) If Pegasus breaches (or if any third party alleges facts that, if true, would mean that Pegasus has breached) any of its representations and warranties contained in this Agreement or the Collateral Agreements and if Harron makes a written claim for indemnification against Pegasus within the Survival Period, then Pegasus shall indemnify, defend and hold harmless Harron and its Affiliates and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against any Adverse Consequences that any such

Person may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that Harron may suffer after the end of the Survival Period) resulting from, arising out of, relating to or caused by the breach (or the alleged breach).

                  (b) Pegasus agrees to indemnify Harron and its Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following: (i) any breach of any covenant, agreement or obligation of Pegasus or PCC contained in this Agreement or the Collateral Agreements; (ii) any act or omission of Pegasus or PCC with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred after the Closing Date; (iii) any Assumed Liability after the Closing Date; and (iv) any Liability for Taxes attributable to the use, ownership or operation of the Assets or the transferred Business by PCC relating to periods after the Closing Date. The obligations of Pegasus under this Section 11.3(b) shall expire at the end of three years after the Closing Date.

                  (c) Notwithstanding anything in this Agreement to the contrary, the failure of PCC to file a Registration Statement with the SEC or the failure of the Registration Statement to become effective in a timely manner or at all shall not be deemed a breach by Pegasus of Section 6.1 or any other provision of this Agreement.

         11.4     Matters Involving Third Parties.

                  (a) If any third party shall notify either Pegasus or Harron (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other (the "Indemnifying Party") under this Article XI, then the

Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11.4(b) above: (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) If any of the conditions in Section 11.4(b) above is not or no longer satisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses); and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article XI.

         11.5 Determination of Adverse Consequences. Pegasus and Harron shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this
Article XI. All indemnification payments under this Article XI shall be deemed adjustments to the Consideration.

                                  ARTICLE XII

                                 MISCELLANEOUS

         12.1 Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement or the Collateral Agreements prior to Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party shall use its best efforts to advise the other Party prior to making the disclosure).

         12.2 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective assigns and successors in interest and shall inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other Person shall be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Agreements or any of its rights or interests or delegate any of its duties under this Agreements or the Collateral Agreements.

         12.3 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 12.3 as promptly as practicable thereafter). Notices shall be addressed as follows:

                  (a)      If to Pegasus, to:

                           Pegasus Communications Holdings, Inc.
                           5 Radnor Corporate Center
                           100 Matsonford Road, Suite 454

                           Radnor, PA 19087
                           Attn:    Mr. Marshall W. Pagon
                           with a copy to:

                           Lodge & Company
                           The Widener Building
                           One South Penn Square
                           Philadelphia, PA 19107
                           Attn:  Ted S. Lodge, Esquire

                  (b)      If to Harron, to:

                           Harron Communications Corp.
                           70 East Lancaster Avenue
                           P.O. Box 3022
                           Frazer, PA  19355
                           Attn:  John F. Quigley, III

                           with a copy to:

                           Lamb Windle & McErlane, P.C.
                           24 East Market Street
                           Box 565
                           West Chester, PA  19381-0565
                           Attn:  James J. McEntee, III, Esquire

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 12.3.

         12.4 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Agreements, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

         12.5 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

         12.6 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

         12.7 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania).

         12.8 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         12.9 Further Actions. Harron and Pegasus shall execute and deliver to the other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting Party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         12.10 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

         12.11 Late Payments. If either Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the Applicable Rate.

         12.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.13 Entire Agreement. This Agreement (including the Exhibits (other than the Stockholders' Agreement), Schedules and any other documents, instruments and certificates referred to herein (other than the Stockholders' Agreement), which are incorporated in and constitute a part of this Agreement) and the Confidentiality Agreement contain the entire agreement of the Parties and supersede all prior oral or written agreements, understandings and representations to the extent that they relate in any way to the subject matter hereof, including the Letter of Intent (except for paragraph 10 thereof which shall remain in full force and effect).

         12.14 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Harron and Pegasus (and PCC on and after Closing). No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         12.15 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this
                                      56

Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         12.16 Expenses. Each Party shall bear its own costs and expenses (including legal fees and expenses and accountants' fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated hereby; provided, however, that each party shall pay one-half of the filing fee required under the HSR Act.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                          PEGASUS COMMUNICATIONS HOLDINGS, INC.

                          By:      /s/   Howard E. Verlin
                                   ------------------------------------------
                                   Howard E. Verlin, Vice President

                          HARRON COMMUNICATIONS CORP.

                          By:      /s/   Paul Harron
                                   ------------------------------------------
                                   Paul Harron, Chief Executive Officer

                                                                     EXHIBIT 2


                                JOINDER AGREEMENT

                                  by and among

                      PEGASUS COMMUNICATIONS HOLDINGS, INC.

                  PEGASUS COMMUNICATIONS AND MEDIA CORPORATION

                                       and

                           HARRON COMMUNICATIONS CORP.

                       ----------------------------------

                           Dated as of ________, 1996

                       ----------------------------------

                                JOINDER AGREEMENT

         This JOINDER AGREEMENT ("Agreement") is made as of the ____ day of ________, 1996, by and among Pegasus Communications Holdings, Inc. ("Pegasus"), a Delaware corporation, and its subsidiary, Pegasus Communications and Media Corporation ("PCC"), a Delaware corporation, and Harron Communications Corp. ("Harron"), a New York corporation.

                                    RECITALS:

         WHEREAS, Pegasus and Harron have entered into that certain Contribution and Exchange Agreement dated as of the ___ day of May, 1996 ("Contribution Agreement"); and

         WHEREAS, the Contribution Agreement provides that Pegasus and Harron shall, and Pegasus shall cause PCC to, execute and deliver this Agreement pursuant to which PCC will become a party to the Contribution Agreement on and subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties, covenants and agreements contained herein and in the Contribution Agreement, and intending to be legally bound hereby, Pegasus, PCC and Harron agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms in Contribution Agreement. Capitalized terms used herein and not defined in Section 1.2 or elsewhere in this Agreement shall have the respective meanings assigned to them in the Contribution Agreement.

         1.2      Additional Defined Terms.

                  (a) The following terms shall, when used in this Agreement, have the following meanings:

                  "Class A Common Stock" has the meaning assigned to it in PCC's Charter.

                  "Class B Common Stock" has the meaning assigned to it in PCC's Charter.

                  "Preferred Stock" has the meaning assigned to it in PCC's Charter.

                  (b) The following terms shall, when used in this Agreement, have the meanings assigned to such terms in the Sections indicated:

         Terms                                                Section
"Contribution Agreement".......................................Recitals
"Harron".......................................................Preamble
"PCC"..........................................................Preamble
"PCC's By-Laws"..................................................3.1(b)
"PCC's Charter"..................................................3.1(b)
"Pegasus"......................................................Preamble

                                   ARTICLE II

                                     JOINDER

         Except as specifically provided in this Article II and in Article III of this Agreement, PCC hereby agrees to become a party to the Contribution Agreement and to be bound by all the terms and conditions of the Contribution Agreement as though it were an original party thereto and were included in the definition of "Pegasus" as used thereunder; provided, however, that any undertaking of Pegasus in the Contribution Agreement to "cause PCC" to take any action shall be construed to mean that Pegasus shall "cause PCC to, and PCC shall" undertake such action.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Article IV of the Contribution Agreement shall not be construed to include PCC in the definition of "Pegasus" as used in that Article IV. Rather, PCC hereby makes the following separate and distinct representations and warranties to Harron as of the Closing Date, which representations and warranties of PCC shall be deemed to supplement and amend the Contribution Agreement as of the Closing Date.

         3.1      Organization and Qualification.

                  (a) PCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and use its assets and to conduct its business as it is currently conducted. PCC is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on PCC or on the validity, binding effect or enforceability of this Agreement.

                  (b) Attached hereto as Exhibit 1 is a complete and correct copy of PCC's Certificate of Incorporation as amended ("PCC's Charter") and attached hereto as Exhibit 2 is a complete and correct copy of PCC's By-Laws ("PCC's By-Laws").

         3.2 Authority and Validity. PCC has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, the Collateral Agreements. The execution and delivery by PCC of, the performance by PCC of its obligations under, and the consummation by PCC of the transactions contemplated by, the Collateral

Agreements have been duly authorized by all requisite corporate action of PCC. The Collateral Agreements have been duly executed and delivered by PCC and are the legal, valid and binding obligations of PCC, enforceable against PCC in accordance with their respective terms.

         3.3      Outstanding Capital Stock.

                  (a) The authorized capital stock of PCC consists of the following:

                  i. _____ shares of Class A Common Stock, ___ shares of which are issued and outstanding.

                  ii. _____ shares of Class B Common Stock, ___ shares of which are issued and outstanding.

                  iii. ___ shares of Preferred Stock, no shares of which are issued and outstanding.

                  (b) The Stock Consideration is validly issued, fully paid and non-assessable.

                  (c) Except as set forth in Schedule 3.3(c), there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement to purchase or otherwise receive from Pegasus or PCC any of the outstanding, authorized and unissued or treasury shares of the capital stock of PCC.

         3.4 Subsidiaries. PCC owns of record all of the PM&C Stock, free and clear of all Encumbrances, with no defects of title, except as set forth in
Schedule 3.4.

         3.5 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of, and making the registrations or filings with, or giving notices to Governmental Authorities and Persons recited in the exception to Section 3.6, the execution, delivery and performance by PCC of the Collateral Agreements do not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of PCC under, or result in the creation or imposition of any Encumbrance upon the property of PCC by reason of the terms of (i) PCC's Charter, PCC's By-Laws or any other organizational document of PCC,
(ii) any material contract, agreement, lease, indenture or other instrument to which PCC is a party or by or to which PCC or its property may be bound or subject, (iii) any order, judgment, injunction, award or decree of any arbitrator or Governmental Authority or any statute, law, rule or regulation applicable to PCC or (iv) any Permit of PCC, which in the case of (ii), (iii) or
(iv) above would have a material adverse effect on the business or financial condition of PCC as a whole or the ability of PCC to perform its obligations under any Collateral Agreement.

         3.6 Consents and Approvals. Except (i) as required under the HSR Act,
(ii) as required under the NRTC Distribution Agreement, (iii) as required under the Securities Act and the Exchange Act, and (iv) as set forth in Schedule 4.4 of the Contribution Agreement, no consent, approval, authorization or order of, registration or filing with, or notice to, any Governmental Authority or any other Person is necessary to be obtained, made or given by PCC in connection with the execution, delivery and/or performance by PCC of any Collateral Agreements.

         3.7 Legal Proceedings. There is no action, suit, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of PCC, threatened against PCC and that challenges the validity or propriety of, or may prevent or delay, any of the transactions contemplated by the Contribution Agreement and the Collateral Agreements.

         3.8 Finders and Brokers. Except as otherwise disclosed in writing by Pegasus to Harron on or before the date hereof, no broker or finder has acted directly or indirectly for PCC in connection with the transactions contemplated by the Contribution Agreement and the Collateral Agreements, and PCC has incurred no obligation to pay any brokerage or finder's fee or other commission in connection therewith.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                          PEGASUS COMMUNICATIONS HOLDINGS, INC.

                          By:      ____________________________________
                                   Marshall W. Pagon, Chief Executive Officer

                          PEGASUS COMMUNICATIONS AND MEDIA

                           CORPORATION

                          By:      ____________________________________
                                   Marshall W. Pagon, Chief Executive Officer

                          HARRON COMMUNICATIONS CORP.

                          By:      ____________________________________
                                   Paul Harron, Chief Executive Officer

                                                                     EXHIBIT 3
                             STOCKHOLDERS' AGREEMENT

                                  by and among

                      PEGASUS COMMUNICATIONS HOLDINGS, INC.

                  PEGASUS COMMUNICATIONS AND MEDIA CORPORATION

                                       and

                           HARRON COMMUNICATIONS CORP.

                       ----------------------------------

                           Dated as of ________, 1996

                       ----------------------------------

                             STOCKHOLDERS' AGREEMENT

         This STOCKHOLDERS' AGREEMENT ("Agreement") is made as of the ____ day of _______, 1996, by and among Pegasus Communications Holdings, Inc. ("Pegasus"), a Delaware corporation, Pegasus Communications and Media Corporation ("PCC"), a Delaware corporation, and Harron Communications Corp. ("Harron"), a New York corporation. Pegasus, PCC and Harron are collectively referred to herein as the "Parties."

                                    RECITALS:

         WHEREAS, Harron is receiving shares of Class A Common Stock, par value $.01 per share, of PCC ("Shares") in partial exchange for its contribution of certain assets to PCC pursuant to the terms and conditions of that certain Contribution and Exchange Agreement dated as of May ___, 1996 between Pegasus and Harron and that certain Joinder Agreement dated as of even date herewith among the Parties (the Contribution and Exchange Agreement together with the Joinder Agreement being referred to herein as the "Contribution Agreement"); and

         WHEREAS, it is a condition precedent to the obligations of the Parties under the Contribution Agreement that the Parties shall have entered into this Agreement.

         NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties, covenants and agreements contained herein and in the Contribution Agreement, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

                  "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "Class A Common Stock" means the Class A Common Stock of PCC.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Class A and Class B Common Stock of PCC.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Holder" means Harron or any subsequent holder of Registrable Securities.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Prospectus" shall mean the Prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" mean the Shares, but with respect to any Share, only until such time as such Share (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) may be sold to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force) and the legend referred to in Section 5.2 has been removed or the Company has authorized the removal thereof from the certificate representing such Share.

                  "Registration Statement" means any registration statement of PCC filed pursuant to the Securities Act and which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Subject Securities" mean Class A Common Stock or securities convertible into or exchangeable for, or options to purchase, Class A Common Stock.

                  "Subsidiary" means any corporation, limited liability company or partnership whose voting interests are, directly or indirectly, 80 percent or more owned by Harron.

         1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned such terms in the Sections indicated:

         Term                                                         Section
"Agreement"..........................................................Preamble
"Contribution Agreement"  ...........................................Recitals
"First Offer Acceptance Period".....................................Article V
"First Offer Notice"................................................Article V
"First Offer Sale Price"............................................Article V
"First Offer Shares"................................................Article V
"Harron".............................................................Preamble
"Harron Nominee"...................................................Article II
"PCC"................................................................Preamble
"Pegasus"............................................................Preamble
"Registration"............................................................3.1
"Shares".............................................................Recitals


                                   ARTICLE II
                                   GOVERNANCE

         Immediately upon Closing and thereafter at each annual meeting of stockholders until the later to occur of the second anniversary of the date hereof or the date that Harron and its Subsidiaries own less than 10 percent (on a fully diluted basis) of the outstanding shares of Common Stock, Pegasus shall cause PCC to elect one director designated by Harron ("Harron Nominee") for election to PCC's Board of Directors, provided that such Harron Nominee shall be reasonably acceptable to Pegasus.

                                   ARTICLE III
                          PIGGYBACK REGISTRATION RIGHTS

         3.1 Right to Piggyback. Whenever PCC proposes to register any Subject Securities under the Securities Act and the registration form to be used may be used for the registration of the Registrable Securities (other than a registration statement on form S-4 or S-8 or any similar successor forms) ("Registration"), PCC shall give written notice to all Holders at least 20 days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify (to the extent known to PCC) the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and shall, subject to
Section 3.2, include in such Registration, all Registrable Securities with respect to which PCC has received written requests for inclusion therein within 10 days after the effectiveness of the PCC's notice; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such securities, PCC shall determine for any reason not to register or to delay registration of such securities, PCC may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, PCC shall be relieved of its obligation to register any Registrable Securities under this Section 3.1 in connection with such Registration and (ii) in the case of a determination to delay Registration, PCC shall be permitted to delay registering any Registrable Securities under this Section 3.1 during the period that the Registration of such other securities is delayed. PCC further agrees to supplement or amend a Registration Statement if required by applicable laws, rules or regulations or by the instructions applicable to the registration form used by PCC for such Registration Statement. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received shall be registered by PCC and offered to the public in a Registration pursuant to this Article III on the terms and conditions at least as favorable as those applicable to the registration of Subject Securities to be sold by PCC.

         3.2 Priority of Registrations. If the managing underwriter or underwriters, if any, advise the Holders in writing that in its or their reasonable opinion or, in the case of a Registration not being underwritten, PCC shall reasonably determine (and notify the Holders requesting registration of such determination) that the number or kind of securities proposed to be sold in such Registration (including Registrable Securities to be included pursuant to Section 3.1 above) will adversely affect the success of such offering or will affect the price at which the securities of PCC will be sold therein, PCC shall include in such Registration only the number of securities, if any, which, in the opinion of such underwriter or underwriters, or PCC, as the case may be, can be sold, in the following order of priority: (i) first, the shares of Subject Securities PCC proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration by the Holders or any other Person or entity granted similar registration rights before or after the date hereof. To the extent that the privilege of including Registrable Securities in any Registration must be allocated pursuant to this Section 3.2, the allocation shall be made pro rata based on the number of securities that each such participant shall have requested to be included therein.

         3.3 Registration Procedures. With respect to any Registration, PCC shall, subject to Section 3.2 above, as expeditiously as practicable:

                  (a) prepare and file with the Commission a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof;

                  (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period of distribution contemplated in the Registration Statement, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (c) notify the Holders of Registrable Securities included in the Registration promptly, and (if requested by any such person or entity) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by PCC of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

                  (e) furnish to each selling Holder of Registrable Securities, without charge, at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, and all documents incorporated therein by reference;

                  (f) deliver to each selling Holder of Registrable Securities as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling Holder of Registrable Securities may reasonably request;

                  (g) prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the selling Holders of Registrable Securities reasonably request in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Registrant shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (h) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof, if any, to consummate the disposition of such Registrable Securities;

                  (i) upon the occurrence of any event contemplated by Section 3.3(c)(v), prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document; provided that PCC may elect to suspend or abandon the Registration in such event;

                  (j) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by PCC are then listed; and

                  (k) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement.

         PCC may require that each selling Holder of Registrable Securities furnish to PCC such information regarding the proposed distribution of such securities as PCC may from time to time reasonably request in writing.

         Each selling Holder of Registrable Securities agrees that upon receipt of any notice from PCC of the happening of any event of the kind described in
Section 3.3(c)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus, as contemplated by Section 3.3(i), or until it is advised in writing by PCC that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by PCC, such Holder will deliver to PCC all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         3.4 Selection of Underwriters. If any Registration is an underwritten offering, PCC shall have the right to select the underwriters and managing underwriters(s) of the offering.

         3.5 Restrictions on Public Sale. To the extent not inconsistent with applicable law and unless otherwise advised by PCC or the underwriter(s) for the Registrable Securities, each Holder whose Registrable Securities are included in a Registration Statement hereunder agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144, during the 15 business days prior to, and during the 90-day period beginning on the effective date of a Registration Statement pursuant to the Registration.

         3.6 Registration Expenses. All expenses incident and specifically attributable to PCC's performance of or compliance with Article III of this Agreement shall be borne by the selling Holders of Registrable Securities on a pro rata basis, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for PCC (including the expenses of any "comfort" letters and special audits), as well as the fees and expenses of the counsel and accountants to the selling Holders of Registrable Securities, all other costs and expenses of PCC incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by PCC in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on the Nasdaq National Market, underwriters' commissions, brokerage fees, transfer taxes and all other costs and expenses incurred by PCC in connection with the inclusion of Registrable Securities in any Registration hereunder.

         3.7      Indemnification.

                  (a) PCC agrees to indemnify and hold harmless each selling Holder, each of its directors and officers and each person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                            i. any untrue statement or alleged untrue
statement of any material fact contained in (A) any Registration Statement or Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by PCC or based upon written information furnished by or on behalf of PCC filed in any jurisdiction in order to qualify Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

                            ii. the omission or alleged omission to state in
any Registration Statement or Prospectus or any amendment or supplement thereto or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each indemnified person for any legal or other expenses reasonably incurred by each indemnified person in connection with investigating and defending against any such loss, claim, damage, liability or action; provided, however, that PCC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with information relating to such Holder that was furnished to PCC by such Holder specifically for use therein. PCC shall not, without the prior written consent of any such Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, unless such settlement, compromise or consent includes a release of such Person and such directors, officers or controlling persons from all liability arising out of such claim, action, suit or proceeding.

                  (b) Each Holder whose Registrable Securities are included in a Registration agrees to indemnify and hold harmless PCC, each of its directors and officers and each person who controls PCC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which PCC or any such director or officer or controlling person may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to such Holder that was furnished to PCC by such Holder; and will reimburse any legal or other expenses reasonably incurred by PCC or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof.

                  (c) Promptly after receipt by an indemnified party under this Section 3.7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.7, notify the indemnifying party of the commencement thereof. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action the indemnifying party will not be liable to such indemnified party under this Section 3.7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

                                  ARTICLE IV
                                   RULE 144

         PCC agrees that at all times after a Registration Statement pursuant to the requirements of the Securities Act relating to any class of equity securities of PCC has become effective, it shall file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and shall take such further action as any Holder may reasonably request in order that such Holder may effect sales of Registrable Securities pursuant to Rule 144 under the Securities Act. At any reasonable time and upon request of a Holder, PCC shall furnish such Holder and others with such information as may be necessary to enable the Holder to effect sales of Registrable Securities pursuant to Rule 144 and shall deliver to such Holder a written statement as to whether PCC has complied with such requirements. Notwithstanding the foregoing, PCC may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act.

                                   ARTICLE V
                             TRANSFER RESTRICTIONS

                  5.1 Right of First Offer. Whenever, during the period up to and including the second anniversary hereof, Harron or any of its Affiliates desires to sell or transfer any Registrable Securities in a private transaction exempt from registration under the Securities Act and applicable "blue sky" laws, such Holder shall give notice ("First Offer Notice") to PCC to the foregoing effect specifying the number of shares of Registrable Securities that the Holder desires to sell or transfer ("First Offer Shares") and the desired sale price therefor ("First Offer Sale Price"). Within 45 days after receipt of the First Offer Notice by PCC ("First Offer Acceptance Period"), PCC shall have the right to purchase the First Offer Shares for the First Offer Sale Price. In the event that PCC does not timely respond to the offer or does not agree to purchase the First Offer Shares at the First Offer Sale Price during the First Offer Acceptance Period, the transferring Holder may, during the 120 day period following the expiration of the First Offer Acceptance Period, sell or transfer all (but not less than all) of the First Offer Shares at a price equal to or greater than the First Offer Sale Price; provided that no transferee of the First Offer Shares shall be entitled to any rights thereunder, unless and until the transferring Holder shall have (i) informed PCC in writing of the identity of the transferee, the number of shares of Registrable Securities transferred, and the price paid by the transferee therefor, (ii) certified that such transfer has been made in compliance with this Agreement, and (iii) provided to PCC an opinion of counsel satisfactory to PCC that registration of such Registrable Securities under the Securities Act and applicable "blue sky" laws is not required in connection with such transfer. This Section 5.1 shall not apply to transfers to Persons who are Harron shareholders as of the date hereof or to Subsidiaries of Harron.

         5.2 Change of Harron Control. During the period that Harron or any Affiliate of Harron is a Holder of Registrable Securities, Harron shall immediately notify Pegasus of any change of control of Harron or any such Affiliate. For purposes of this Section 5.2, "control" has the same meaning assigned to it in the definition of "Affiliate" set forth in Section 1.1.

         5.3 Legends. The Parties agree that each certificate representing Shares shall bear the following legend until such time as the same is no longer applicable:

                  "THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SHARES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF, AND ARE ENTITLED TO THE BENEFITS SET FORTH IN, A STOCKHOLDERS' AGREEMENT DATED AS OF ________, 1996, A COPY OF WHICH IS ON FILE AT THE OFFICE OF PEGASUS COMMUNICATIONS AND MEDIA CORPORATION. PEGASUS COMMUNICATIONS AND MEDIA CORPORATION WILL FURNISH A COPY OF SUCH STOCKHOLDERS' AGREEMENT TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO PEGASUS COMMUNICATIONS AND MEDIA CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

                                  ARTICLE VI

                                 MISCELLANEOUS

         6.1 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 6.1 as promptly as practicable thereafter).

Notices shall be addressed as follows:

                  (a)      If to Pegasus or PCC to:

                           Pegasus Communications Holdings, Inc.
                           Pegasus Communications and Media Corporation
                           5 Radnor Corporate Center
                           100 Matsonford Road, Suite 454

                           Radnor, PA 19087
                           Attn:    Mr. Marshall W. Pagon

                           with a copy to:

                           Lodge & Company
                           The Widener Building
                           One South Penn Square
                           Philadelphia, PA 19107
                           Attn:  Ted S. Lodge, Esquire

                  (b)      If to Harron, to it at:

                           Harron Communications Corp.
                           70 East Lancaster Avenue
                           P.O. Box 3022
                           Frazer, PA  19355
                           Attn:  John F. Quigley, III

                           with a copy to:

                           Lamb Windle & McErlane, P.C.
                           24 East Market Street
                           Box 565
                           West Chester, PA  19381-0565
                           Attn: James J. McEntee, III, Esquire

                  (c) If to Holders of Registrable Securities (other than Harron), to their respective addresses appearing on the stock transfer agent's register.

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 6.1.

         6.2 FCC Compliance. Notwithstanding anything to the contrary contained herein, the Parties recognize that a Holder may be restricted from the exercise of certain rights contained herein, including, but not limited to, the right to violation of, or cause PCC to not be in compliance with, the Communications Act of 1934, as amended, or applicable Federal Communications Commission rules, regulations or policies, including, but not limited to, those restricting alien ownership (the "FCC Rules"), and accordingly, the Parties shall act hereunder in compliance with FCC Rules.

         6.3 Amendments and Waivers. The provisions of this Agreement may only be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may only be given if approved by the Parties in writing. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party's rights or privileges hereunder or shall be deemed a waiver of such Party's rights to exercise the same at any subsequent time or times hereunder.

         6.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns, including, without limitation, subsequent holders of Shares.

         6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         6.6 Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

         6.7 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed therein. The parties hereto agree to submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania in any action or proceeding arising out of or relating to this Agreement.

         6.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         6.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the governance and registration rights granted by PCC to Holders or with respect restrictions on transferability of Registrable Securities. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.


                           PEGASUS COMMUNICATIONS HOLDINGS, INC.

                           By:
                                    ------------------------------------
                                    Marshall W. Pagon, Chief Executive Officer

                           PEGASUS COMMUNICATIONS AND MEDIA

                           CORPORATION

                           By:
                                    ------------------------------------
                                    Marshall W. Pagon, Chief Executive Officer

                           HARRON COMMUNICATIONS CORP.

                           By:
                                    ------------------------------------
                                    Paul Harron, Chief Executive Officer

                                                                     EXHIBIT 4


                           NONCOMPETITION AGREEMENT

                                 by and among

                     PEGASUS COMMUNICATIONS HOLDINGS, INC.

                 PEGASUS COMMUNICATIONS AND MEDIA CORPORATION

                                      and

                          HARRON COMMUNICATIONS CORP.

                      ----------------------------------

                           Dated as of May 30, 1996

                      ----------------------------------

                           NONCOMPETITION AGREEMENT

         This NONCOMPETITION AGREEMENT ("Agreement") is made as of the 30th day of May, 1996, by and among Pegasus Communications Holdings, Inc. ("Pegasus"), a Delaware corporation, and its subsidiary, Pegasus
Communications and Media Corporation ("PCC"), a Delaware corporation, and Harron Communications Corp. ("Harron"), a New York corporation. Pegasus, PCC and Harron are collectively referred to herein as the "Parties."

                                   RECITALS:

         WHEREAS, Pegasus and Harron have entered into that certain Contribution and Exchange Agreement dated as of May ____, 1996, and the Parties have entered into that certain Joinder Agreement dated as of even date herewith (the Contribution and Exchange Agreement together with the Joinder Agreement being referred to herein as "Contribution Agreement"); and

         WHEREAS, the Contribution Agreement requires that Harron execute and deliver this Agreement as a condition precedent to the obligations of Pegasus and PCC under the Contribution Agreement.

         NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties contained herein and in the Contribution Agreement, and intending to be legally bound hereby, the Parties agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Contribution Agreement.

         2. Acknowledgements by Harron. Harron acknowledges that: (i) Pegasus and PCC have required that Harron make the covenants set forth in Section 3 of this Agreement as a condition to Pegasus and PCC consummating the transactions contemplated by the Contribution Agreement; (ii) the provisions of Section 3 of this Agreement are reasonable and necessary because of Harron's access to confidential and proprietary information of Pegasus, PCC and their Affiliates; and (iii) PCC would be irreparably damaged if Harron were to breach the covenants set forth in Section 3 of this Agreement.

         3. Noncompetition. Harron hereby agrees, for a period of five years ("Noncompetition Period"), that:

                  (a) Neither Harron nor its Subsidiaries shall engage in, own, manage, operate or control any communications business involved in the direct-to-home satellite delivery or multichannel multipoint distribution ("MMDS") of data, audio or video signals to residences, businesses or other users in the Service Areas. Harron agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

                  (b) Harron shall not, directly or indirectly, either for itself or any other Person, induce or attempt to induce any employee of PCC or its subsidiaries to leave the employ of such company, or employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of PCC or its subsidiaries.

                  (c) Harron shall not, directly or indirectly, either for itself or any other Person, solicit the business of any Person that is a Subscriber at Closing.

         4. Remedies. If Harron breaches the covenants set forth in Section 3 of this Agreement, Pegasus and PCC shall be entitled to (i) damages from Harron, and (ii) the right to injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 3 of this Agreement, it being agreed by the Parties that money damages alone would be inadequate to compensate Pegasus and PCC for such breach and that damages would be an inadequate remedy for such breach.

         5. General.

                  (a) This Agreement shall be binding upon the Parties and shall inure to the benefit of their affiliates and successors.

                  (b) The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                  (c) This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

                  (d) Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in
Section 3 of this Agreement is held to be invalid or unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law and shall be fully enforceable as so modified.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

                  (f) The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

                  (g) This Agreement and the Contribution Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the Parties.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                           PEGASUS COMMUNICATIONS HOLDINGS, INC.

                           By:
                                    ------------------------------------
                                    Marshall W. Pagon, Chief Executive Officer

                           PEGASUS COMMUNICATIONS AND MEDIA

                           CORPORATION

                           By:
                                    ------------------------------------
                                    Marshall W. Pagon, Chief Executive Officer

                           HARRON COMMUNICATIONS CORP.

                           By:
                                    ------------------------------------
                                    Paul Harron, Chief Executive Officer

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